As filed with the Securities and Exchange Commission on April 13, 2006
Registration Number 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FAIR ISAAC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-1499887
(State of incorporation)	(I.R.S. Employer Identification Number)
901 Marquette Avenue, Suite 3200
Minneapolis, Minnesota 55402-3232
(Address of principal executive offices)
FAIR ISAAC CORPORATION
1992 LONG-TERM INCENTIVE PLAN
(Full title of the plan)
Andrea M. Fike, Esq.
Vice President, General Counsel and Secretary
Fair Isaac Corporation
901 Marquette Avenue, Suite 3200
Minneapolis, Minnesota 55402-3232
(612) 758-5260
(Name, address and telephone number of agent for service)

Calculation of Registration Fee

Title of		Proposed	Proposed
Securities	Amount	maximum	maximum
to be	to be	offering price	aggregate	Amount of
registered	registered	per share (1)	offering price (1)	Registration fee
Common Stock, par value $.01, including Preferred Stock Purchase Rights (2)	2,553,431 shares	$39.75	$101,498,882	$10,860.38

(1)	Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on April 6, 2006.
(2)	Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock.

EXPLANATORY NOTE
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
Opinion and Consent of Faegre & Benson LLP
Consent of Independent Registered Public Accounting Firm
Consent of Independent Registered Public Accounting Firm
Powers of Attorney

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,553,431 shares of the Common Stock, including Preferred Stock Purchase Rights, of Fair Isaac Corporation (the “Company”) to be issued pursuant to the Fair Isaac Corporation 1992 Long-term Incentive Plan (the “Plan”).
     In accordance with Section E of the General Instructions to Form S-8, the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on May 27, 1993 (File No. 33-63426), April 1, 1996 (File No. 333-02121), October 1, 1998 (File No. 333-65179), July 28, 1999 (File No. 333-83905), March 14, 2000 (File No. 333-32398 ), July 31, 2001 (File No. 333-66348), January 30, 2003 (No. 333-102848), April 9, 2004 (File No. 333-114365) and April 1, 2005 (File No. 333-123751) are hereby incorporated by reference.
Item 8. Exhibits

Exhibit	Description
4.1	Composite Certificate of Incorporation of the Company, as amended. (Incorporated by reference to Exhibit 4.1 to Company’s Registration Statement on Form S-8 (File No. 333-114364) filed on April 9, 2004.)

4.2	By-Laws of the Company, as of April 1, 2004. (Incorporated by reference to Exhibit 4.2 to Company’s Registration Statement on Form S-8 (File No. 333-114364) filed on April 9, 2004.)

4.3	Rights Agreement dated as of August 9, 2001 between Fair, Isaac and Company, Incorporated and Mellon Investor Services LLC. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A (File No. 001-11689) filed on August 10, 2001.)

4.4	Fair Isaac Corporation 1992 Long-term Incentive Plan, as amended effective May 15, 2005. (Incorporated by reference to Exhibit 10.45 to the Company’s report on Form 10-Q for the fiscal quarter ended June 30, 2005.)

5	Opinion of Faegre & Benson LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Faegre & Benson LLP. (Included in Exhibit 5.)

24	Powers of Attorney.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 13, 2006.

FAIR ISAAC CORPORATION
By:	/s/ Thomas G. Grudnowski
Thomas G. Grudnowski
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Thomas G. Grudnowski Thomas G. Grudnowski	President, Chief Executive Officer and Director (Principal Executive Officer)	April 13, 2006

/s/ Charles M. Osborne Charles M. Osborne	Vice President and Chief Financial Officer (Principal Financial Officer)	April 13, 2006

/s/ Michael J. Pung Michael J. Pung	Vice President, Finance (Principal Accounting Officer)	April 13, 2006

A. George Battle*	Director	April 13, 2006
Andrew Cecere*	Director	April 13, 2006
Tony J. Christianson*	Director	April 13, 2006
Alex W. Hart*	Director	April 13, 2006
Guy R. Henshaw*	Director	April 13, 2006
William J. Lansing*	Director	April 13, 2006
Margaret L. Taylor*	Director	April 13, 2006
*	Charles M. Osborne, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors of the Registrant pursuant to powers of attorney duly executed by each person.

By:	/s/ Charles M. Osborne
Charles M. Osborne
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit	Description
4.1	Composite Certificate of Incorporation of the Company, as amended. (Incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-8 (File No. 333-114364) filed on April 9, 2004.)

4.2	By-Laws of the Company, as of April 1, 2004. (Incorporated by reference to Exhibit 4.2 to Company’s Registration Statement on Form S-8 (File No. 333-114364) filed on April 9, 2004.)

4.3	Rights Agreement dated as of August 9, 2001 between Fair, Isaac and Company, Incorporated and Mellon Investor Services LLC. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A (File No. 001-11689) filed on August 10, 2001.)

4.4	Fair Isaac Corporation 1992 Long-term Incentive Plan, as amended effective May 15, 2005. (Incorporated by reference to Exhibit 10.45 to the Company’s report on Form 10-Q for the fiscal quarter ended June 30, 2005.)

5*	Opinion of Faegre & Benson LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Independent Registered Public Accounting Firm.

23.3*	Consent of Faegre & Benson LLP. (Included in Exhibit 5.)

24*	Powers of Attorney.

*	Filed herewith